                                                                    EXHIBIT 11.1

                            W-H Energy Services, Inc.

              Statement Regarding Computation of Earnings Per Share

The following reflects the information used in calculating the number of shares in the computation of net income per share for each of the periods set forth in the Consolidated Statements of Operations and Comprehensive Income.

                                                                                      AVERAGE
                                                      DAYS                             SHARES                            INCOME
                                      SHARES      OUTSTANDING     SHARES X DAYS      OUTSTANDING        INCOME          PER SHARE
                                      ------      -----------     -------------      -----------        ------          ---------
BASIC:

Three months ended March 31, 2004:    27,400,878        9         246,607,902
                                      27,401,278        7         191,808,946
                                      27,404,578       10         274,045,780
                                      27,406,228       22         602,937,016
                                      27,406,641        8         219,253,128
                                      27,418,191       22         603,200,202
                                      27,421,491       13         356,479,383

                                                       91       2,494,332,357 /91    27,410,246          4,967,000          0.18


Three months ended March 31, 2005:    27,728,130        1          27,728,130
                                      27,729,630        2          55,459,260
                                      27,730,330        2          55,460,660
                                      27,732,330        7         194,126,310
                                      27,733,580        1          27,733,580
                                      27,736,055        6         166,416,330
                                      27,737,755        2          55,475,510
                                      27,740,230        4         110,960,920
                                      27,742,730        2          55,485,460
                                      27,743,480        1          27,743,480
                                      27,748,430        4         110,993,720
                                      27,752,733        1          27,752,733
                                      27,785,015        1          27,785,015
                                      27,790,915        4         111,163,660
                                      27,793,940        1          27,793,940
                                      27,800,490        1          27,800,490
                                      27,809,153        2          55,618,306
                                      27,811,620        3          83,434,860
                                      27,825,495        1          27,825,495
                                      27,826,995        1          27,826,995
                                      27,841,845        2          55,683,690
                                      27,843,470        4         111,373,880
                                      27,845,970        2          55,691,940
                                      27,859,707        1          27,859,707
                                      27,863,332        3          83,589,996
                                      27,863,957        1          27,863,957
                                      27,867,052        2          55,734,104
                                      27,869,052        1          27,869,052
                                      27,874,052       27         752,599,404

                                                       90       2,502,850,584 /90    27,809,451          8,683,000          0.31


DILUTED:
Three months ended March 31, 2004:    28,112,844        9         253,015,595
                                      28,113,244        7         196,792,707
                                      28,116,544       10         281,165,439
                                      28,118,194       22         618,600,265
                                      28,118,607        8         224,948,855
                                      28,130,157       22         618,863,451
                                      28,133,457       13         365,734,939

                                                       91       2,559,121,252 /91    28,122,212          4,967,000          0.18

Three months ended March 31, 2005:    28,631,604        1          28,631,604
                                      28,633,104        2          57,266,207
                                      28,633,804        2          57,267,607
                                      28,635,804        7         200,450,625
                                      28,637,054        1          28,637,054
                                      28,639,529        6         171,837,171
                                      28,641,229        2          57,282,457
                                      28,643,704        4         114,574,814


                                      28,646,204        2          57,292,407
                                      28,646,954        1          28,646,954
                                      28,651,904        4         114,607,614
                                      28,656,207        1          28,656,207
                                      28,688,489        1          28,688,489
                                      28,694,389        4         114,777,554
                                      28,697,414        1          28,697,414
                                      28,703,964        1          28,703,964
                                      28,712,627        2          57,425,253
                                      28,715,094        3          86,145,281
                                      28,728,969        1          28,728,969
                                      28,730,469        1          28,730,469
                                      28,745,319        2          57,490,637
                                      28,746,944        4         114,987,774
                                      28,749,444        2          57,498,887
                                      28,763,181        1          28,763,181
                                      28,766,806        3          86,300,417
                                      28,767,431        1          28,767,431
                                      28,770,526        2          57,541,051
                                      28,772,526        1          28,772,526
                                      28,777,526       27         776,993,191

                                                       90       2,584,163,206 /90    28,712,925          8,683,000          0.30